Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES‑OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b)
OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Kyle S. Ramachandran,  President and Chief Financial Officer of Solaris Oilfield Infrastructure, Inc. (the “Company”), hereby certify, to my knowledge, that:

(1)the Company’s Quarterly Report on Form 10‑Q for the quarter ended June 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 30, 2019	/s/ Kyle S. Ramachandran
Kyle S. Ramachandran
President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.